Exhibit 99.1

Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Jon Russell	Vice President of Finance
ALERE INC. ANNOUNCES
FOURTH QUARTER 2010 RESULTS
WALTHAM, MA...February 17, 2011...Alere Inc. (NYSE: ALR), a global leader in enabling individuals to take charge of their health at home through the merger of rapid diagnostics and health management, today announced its financial results for the quarter ended December 31, 2010.
Financial results for the fourth quarter of 2010:
•	Net revenue of $578.5 million for the fourth quarter of 2010, compared to $546.2 million for the fourth quarter of 2009.

•	Product and services revenues from our Professional Diagnostics segment were $401.4 million in the fourth quarter of 2010 compared to $362.0 million in the fourth quarter of 2009. Recent professional diagnostics acquisitions contributed $43.8 million of incremental net revenue compared to the fourth quarter of 2009.

•	North American influenza sales decreased to $8.9 million for the fourth quarter of 2010, compared to $39.7 million for the fourth quarter of 2009.

•	Excluding the impact of the change in North American influenza revenues, currency adjusted organic growth in our Professional Diagnostics segment was 8.8%. This growth rate benefited from the termination of a distribution relationship for certain of our cardiology products in the fourth quarter of 2009, which reduced 2009 revenues by approximately $7.0 million. Further, excluding this impact, the adjusted organic growth rate in the Professional Diagnostics segment was 6.5%.

•	Adjusted gross margins were 55.3% for the quarter compared to 58.3% for the fourth quarter of 2009. Adjusted gross margins from product and services in our Professional Diagnostics segment increased sequentially from 59.9% in the third quarter of 2010 to 60.1% in the fourth quarter. Adjusted gross margins in our Health Management segment decreased sequentially from 51.8% in the third quarter of 2010 to 47.6% in the fourth quarter.

•	Adjusted free cash flow for the quarter was $78.4 million, reflecting adjusted cash flow from operations of $106.2 million, offset by capital expenditures of $27.8 million.

•	GAAP net loss of $1.0 billion attributable to common stockholders of Alere Inc. and respective net loss per common share of $12.24, compared to GAAP net loss of $3.1 million attributable to common stockholders of Alere Inc. and respective net loss per common share of $0.04, for the fourth quarter of 2009. Fourth quarter 2010 GAAP net loss includes a $1.0 billion non-cash charge associated with the impairment of goodwill in our Health Management segment.

•	Adjusted cash basis net income per diluted common share from continuing operations of $0.71, compared to adjusted cash basis net income per diluted common share from continuing operations of $0.67, for the fourth quarter of 2009.
The Company’s GAAP results for the fourth quarter of 2010 include amortization of $78.7 million, $6.9 million of stock-based compensation expense, $1.6 million of restructuring charges, $1.4 million of acquisition-related costs recorded in accordance with ASC 805, Business Combinations, a $1.0 billion non-cash charge associated with the impairment of goodwill in our Health Management segment, a $60.1 million compensation charge associated with our acquisition of minority shares, a $0.7 million write-down in the carrying value of a facility and $4.1 million of expense recorded for fair value adjustments to acquisition-related contingent consideration obligations, offset by a $0.3 million adjustment associated with the write-up to fair market value of inventory acquired in connection with acquisitions and a $0.3 million, net of tax, allocation of certain of the aforementioned charges to non-controlling stockholders. The Company’s GAAP results for the fourth quarter of 2009 include amortization of $71.9 million, $6.9 million of restructuring charges, $7.9 million of stock-based compensation expense, a $1.4 million charge associated with the write-up to fair market value of inventory acquired in connection with the acquisition of Concateno plc, $4.3 million of acquisition-related costs recorded in accordance with our adoption of ASC 805, Business Combinations, $1.8 million of expense incurred in connection with the disposal of our Nutritionals business, $1.8 million of expense recorded for fair value adjustments to acquisition-related contingent consideration obligations and a $3.2 million write-down in the carrying value of a facility. These amounts, net of tax, have been excluded from the adjusted cash basis net income per diluted common share attributable to Alere Inc. for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash basis net loss, which is a non-GAAP financial measure, to net loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 8:00 a.m. (Eastern Time) today, February 17, 2011, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call may be accessed by dialing 706-679-1656 (domestic and international), an access code is not required, or via a link on the Alere website at www.alere.com/ic. It is also available via link at http://us.meeting-stream.com/alere. An archive of the call will be available from the same link approximately two hours after the conclusion of the live call and will be accessible for 60 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the Alere website (www.alere.com/ic) under the Earnings Calls and Releases section shortly before the conference call begins and will continue to be available on this website.
For more information about Alere, please visit our website at http://www.alere.com.
By developing new capabilities in near-patient diagnosis, monitoring and health management, Alere enables individuals to take charge of improving their health and quality of life at home. Alere’s global leading products and services, as well as its new product development efforts, focus on infectious disease, cardiology, oncology, drugs of abuse and women’s health. Alere is headquartered in Waltham, Massachusetts.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our expected full year 2010 adjusted cash basis net income per diluted share from continuing operations. Such forward-looking statements are estimates reflecting management’s best judgment based upon current information and involve a number of risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected or contemplated by the forward-looking statements due to numerous factors, including without limitation, changes in global economic conditions or in the global financial markets, including the credit markets, which impact our plans and operations and those of our suppliers and customers; our exposure to changes in interest rates and foreign currency exchange rates; our ability to successfully develop and commercialize products; the market acceptance of our products; continued acceptance of health management services by payors, providers and patients; our ability to develop enhanced health management programs through the integrated use of innovative diagnostic and monitoring devices and to recognize the expected benefits of this strategy; the effects of legislative changes, including US healthcare reform legislation, and the content and timing of decisions by regulatory authorities both in the United States and abroad; the effect of pending and future legal proceedings on our financial performance and the risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2009, as well as in our Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements contained herein.
Source: Alere Inc.

Alere Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended December 31, 2010						Three Months Ended December 31, 2009
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$573,747		$—		$573,747		$537,684		$—		$537,684
License and royalty revenue	4,707		—		4,707		8,487		—		8,487

Net revenue	578,454				578,454		546,171		—		546,171
Cost of net revenue	275,368		(17,077	)(b)(c)(d)(e)	258,291		244,592		(16,876	)(b)(c)(d)(f)	227,716

Gross profit	303,086		17,077		320,163		301,579		16,876		318,455

Gross margin	52%				55%		55%				58%
Operating expenses:
Research and development	37,091		(2,973	)(b)(d)	34,118		32,037		(2,887	)(b)(c)(d)	29,150
Selling, general and administrative	292,870		(133,250	)(b)(c)(d)(h)(i)(j)(l)	159,620		234,422		(75,845	)(b)(c)(d)(i)(j)(l)	158,577
Goodwill impairment charge	1,006,357		(1,006,357	)(g)	—		—		—		—

Total operating expenses	1,336,318		(1,142,580)		193,738		266,459		(78,732)		187,727

Operating income	(1,033,232)		1,159,657		126,425		35,120		95,608		130,728
Interest and other income (expense), net	(30,457)		(87	)(c)	(30,544)		(34,728)		196	(c)	(34,532)

(Loss) income from continuing operations before (benefit) provision for income taxes	(1,063,689)		1,159,570		95,881		392		95,804		96,196
(Benefit) provision for income taxes	(28,967)		55,064	(n)	26,097		2,726		31,271	(n)	33,997

(Loss) income from continuing operations before equity earnings of unconsolidated entities, net of tax	(1,034,722)		1,104,506		69,784		(2,334)		64,533		62,199
Equity earnings of unconsolidated entities, net of tax	2,371		38	(b)(c)	2,409		2,087		1,629	(b)(c)	3,716

(Loss) income from continuing operations	(1,032,351)		1,104,544		72,193		(247)		66,162		65,915
(Loss) income from discontinued operations, net of tax	(516)		11	(m)	(505)		3,034		1,129	(b)(m)	4,163

Net (loss) income	(1,032,867)		1,104,555		71,688		2,787		67,291		70,078
Less: Net income attributable to non-controlling interests, net of tax	251		251	(k)	502		—		—		—

Net (loss) income attributable to Alere Inc. and Subsidiaries	$(1,033,118)		$1,104,304		$71,186		$2,787		$67,291		$70,078

Preferred stock dividends	$(6,234)				$(6,234)		$(5,916)				$(5,916)
Net (loss) income available to common stockholders	$(1,039,352)				$64,952		$(3,129)				$64,162

Basic net (loss) income per common share attributable to Alere Inc. and Subsidiaries:
Basic (loss) income per common share from continuing operations	$(12.23)				$0.77		$(0.08)				$0.72
Basic (loss) income per common share from discontinued operations	$(0.01)				$(0.01)		$0.04				$0.05

Basic net (loss) income per common share	$(12.24)				$0.76		$(0.04)				$0.77

Diluted net (loss) income per common share attributable to Alere Inc. and Subsidiaries:
Diluted (loss) income per common share from continuing operations	$(12.23	)(o)			$0.71	(p)	$(0.08	)(o)			$0.67	(q)
Diluted (loss) income per common share from discontinued operations	$(0.01	)(o)			$(0.01	)(p)	$0.04	(o)			$0.04	(q)

Diluted net (loss) income per common share	$(12.24	)(o)			$0.71	(p)	$(0.04	)(o)			$0.71	(q)

Weighted average common shares — basic	84,924				84,924		83,211				83,211

Weighted average common shares — diluted	84,924	(o)			101,670	(p)	83,211	(o)			100,431	(q)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $78.7 million and $71.9 million in the fourth quarter of 2010 and 2009 GAAP results, respectively, including $16.3 million and $11.6 million charged to cost of sales, $1.3 million and $1.2 million charged to research and development, $60.9 million and $58.8 million charged to selling, general and administrative, with $0.2 million and $0.3 million charged through equity earnings of unconsolidated entities, net of tax, during each of the respective quarters. Amortization associated with discontinued operations amounted to $0.1 million ($33.0 thousand, net of tax) during the fourth quarter of 2009. (See also footnote k below.)

(c)	Restructuring charge associated with the decision to close facilities of $1.6 million and $6.9 million in the fourth quarter of 2010 and 2009 GAAP results, respectively. The $1.6 million charge for the three months ended December 31, 2010 included $0.6 million charged to cost of sales, $1.3 million charged to selling, general and administrative expense, a net recovery of $0.1 million recorded to interest and other income (expense), net and a net recovery of $0.2 million recorded through equity earnings of unconsolidated entities, net of tax. The $6.9 million charge for the three months ended December 31, 2009 included $3.4 million charged to cost of sales, $0.2 million charged to research and development, $1.8 million charged to selling, general and administrative expense, $0.2 million charged to interest expense and $1.3 million charged through equity earnings of unconsolidated entities, net of tax.

(d)	Compensation costs of $6.9 million and $7.9 million associated with stock-based compensation expense for the fourth quarter of 2010 and 2009 GAAP results, respectively, including $0.5 million and $0.5 million charged to cost of sales, $1.7 million and $1.5 million charged to research and development and $4.7 million and $5.9 million charged to selling, general and administrative, in the respective periods.

(e)	A net recovery in the amount of $0.3 million during the fourth quarter of 2010, relating to inventory write-ups recorded in connection with acquisitions. (See also footnote k below.)

(f)	A write-off in the amount of $1.4 million during the fourth quarter of 2009, relating to inventory write-ups recorded in connection with acquisitions.

(g)	A goodwill impairment charge during the fourth quarter of 2010 in the amount of $1.0 billion related to our health management reporting unit and business segment.

(h)	A $60.1 million compensation charge associated with our acquisition of minority shares of Standard Diagnostics, Inc. during the fourth quarter of 2010.

(i)	Acquisition-related costs in the amount of $1.4 million and $4.3 million in the fourth quarter of 2010 and 2009 GAAP results, respectively, recorded in connection with ASC 805, Business Combinations.

(j)	$4.1 million and $1.8 million of expense in the fourth quarter of 2010 and 2009 GAAP results, respectively, recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.

(k)	Amortization expense of $0.3 million ($0.3 million, net of tax) attributable to operating results of non-controlling interests.

(l)	A $0.7 million and $3.2 million fair value write-down in the fourth quarter of 2010 and 2009, respectively, recorded in connection with an idle facility.

(m)	Expenses of $18.0 thousand ($11.0 thousand, net of tax) and $1.8 million ($1.1 million, net of tax) in the fourth quarter of 2010 and 2009, respectively, incurred in connection with the sale of our vitamins and nutritional supplements business.

(n)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f) (g), (h), (i), (j) and (l).

(o)	For the three months ended December 31, 2010 and 2009, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(p)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended December 31, 2010, on an adjusted cash basis, were dilutive shares consisting of 1,188,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,893,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock, 115,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and 112,000 potentially issuable shares of common stock associated with contingent consideration arrangements. The diluted net income per common share calculation for the three months ended December 31, 2010, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $0.7 million, the add back of $6.2 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $24.0 thousand resulting in net income available to common stockholders of $71.8 million for the three months ended December 31, 2010.

(q)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended December 31, 2009, on an adjusted cash basis, are dilutive shares consisting of 1,922,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,286,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 573,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the three months ended December 31, 2009, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $0.7 million, the add back of $5.9 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.1 million resulting in net income available to common stockholders of $70.9 million for the three months ended December 31, 2009.

Alere Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Year Ended December 31, 2010						Year Ended December 31, 2009
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)
Net product sales and services revenue	$2,134,588		$—		$2,134,588		$1,893,566		$—		$1,893,566
License and royalty revenue	20,759		—		20,759		29,075		—		29,075

Net revenue	2,155,347		—		2,155,347		1,922,641		—		1,922,641
Cost of net revenue	1,020,760		(75,404	)(b)(c)(d)(e)	945,356		868,419		(55,605	)(b)(c)(d)(f)	812,814

Gross profit	1,134,587		75,404		1,209,991		1,054,222		55,605		1,109,827

Gross margin	53%				56%		55%				58%

Operating expenses:
Research and development	133,278		(12,370	)(b)(c)(d)	120,908		112,848		(10,680	)(b)(c)(d)	102,168
Selling, general and administrative	946,041		(333,265	)(b)(c)(d)(g)(i)(j)(q)	612,776		798,679		(258,302	)(b)(c)(d)(g)(j)(q)	540,377
Goodwill impairment charge	1,006,357		(1,006,357	)(h)	—		—		—		—
Gain on disposition	—		—		—		(3,355)		3,355	(m)	—

Operating income	(951,089)		1,427,396		476,307		146,050		321,232		467,282
Interest and other income (expense), net	(116,697)		(3,042	)(c)(g)	(119,739)		(105,802)		(35	)(c)(n)(o)(p)	(105,837)

Income (loss) from continuing operations before provision (benefit) for income taxes	(1,067,786)		1,424,354		356,568		40,248		321,197		361,445
Provision (benefit) for income taxes	(29,931)		144,214	(r)	114,283		15,627		110,398	(r)	126,025

Income (loss) from continuing operations before equity earnings of unconsolidated entities, net of tax	(1,037,855)		1,280,140		242,285		24,621		210,799		235,420
Equity earnings of unconsolidated entities, net of tax	10,566		3,750	(b)(c)	14,316		7,626		6,226	(b)(c)	13,852

Income (loss) from continuing operations	(1,027,289)		1,283,890		256,601		32,247		217,025		249,272
Income (loss) from discontinued operations, net of tax	11,397		191	(k)	11,588		1,934		1,226	(k)(b)	3,160

Net income (loss)	(1,015,892)		1,284,081		268,189		34,181		218,251		252,432
Less: Net income attributable to non-controlling interests, net of tax	1,418		3,714	(l)	5,132		465		—		465

Net income (loss) attributable to Alere Inc. and Subsidiaries	$(1,017,310)		$1,280,367		$263,057		$33,716		$218,251		$251,967

Preferred stock dividends	$(24,235)				$(24,235)		$(22,972)				$(22,972)

Net income (loss) available to common stockholders	$(1,041,545)				$238,822		$10,744				$228,995

Basic net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Basic income (loss) per common share from continuing operations	$(12.47)				$2.69		$0.11				$2.80
Basic income (loss) per common share from discontinued operations	$0.14				$0.14		$0.02				$0.04

Basic net income (loss) per common share	$(12.33)				$2.83		$0.13				$2.84

Diluted net income (loss) per common share attributable to Alere Inc. and Subsidiaries:
Diluted income (loss) per common share from continuing operations	$(12.47	)(s)			$2.51	(u)	$0.11	(t)			$2.60	(v)
Diluted income (loss) per common share from discontinued operations	$0.14	(s)			$0.11	(u)	$0.02	(t)			$0.03	(v)

Diluted net income (loss) per common share	$(12.33	)(s)			$2.63	(u)	$0.13	(t)			$2.63	(v)

Weighted average common shares — basic	84,445				84,445		80,572				80,572

Weighted average common shares — diluted	84,445	(s)			101,284	(u)	81,967	(t)			96,845	(v)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) certain non-cash charges, including amortization expense and stock-based compensation expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Management believes that excluding such charges and income from net income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP. In addition, all companies do not calculate non-GAAP financial measures in the same manner and, accordingly, “net income or loss on an adjusted cash basis” presented in this press release may not be comparable to similar measures used by other companies.

(b)	Amortization expense of $299.4 million and $257.2 million for the year 2010 and 2009 GAAP results, respectively, including $63.0 million and $42.1 million charged to cost of sales, $4.8 million and $4.4 million charged to research and development, $230.7 million and $209.6 million charged to selling, general and administrative, with $0.9 million and $0.9 million charged through equity earnings of unconsolidated entities, net of tax during each of the respective periods. Amortization associated with discontinued operations amounted to $0.2 million ($0.2 million, net of tax) for the year 2009. (See also footnote l below.)

(c)	Restructuring charge associated with the decision to close facilities of $15.1 million and $23.4 million for the year 2010 and 2009 GAAP results, respectively. The $15.1 million charge for the year ended December 31, 2010 included $3.9 million charged to cost of sales, $0.5 million charged to research and development, $10.9 million charged to selling, general and administrative expense, a net recovery of $3.1 million recorded to interest and other income (expense), net and $3.0 million charged through equity earnings of unconsolidated entities, net of tax. The $23.4 million charge for the year ended December 31, 2009 included $9.5 million charged to cost of sales, $1.1 million charged to research and development, $6.8 million charged to selling, general and administrative expense, $0.7 million charged to interest expense and $5.3 million charged through equity earnings of unconsolidated entities, net of tax.

(d)	Compensation costs of $29.9 million and $28.2 million associated with stock-based compensation expense for the year 2010 and 2009 GAAP results, respectively, including $1.9 million and $2.0 million charged to cost of sales, $7.1 million and $5.2 million charged to research and development and $20.9 million and $21.0 million charged to selling, general and administrative.

(e)	A write-off in the amount of $6.6 million during the year ended December 31, 2010, relating to inventory write-ups recorded in connection with acquisitions. (See also footnote l below.)

(f)	A write-off in the amount of $2.0 million during the year ended December 31, 2009, relating to an inventory write-up recorded in connection with an acquisition during the third quarter of 2009.

(g)	Acquisition-related costs in the amount of $8.3 million and $15.9 million for the year 2010 and 2009 GAAP results, respectively, recorded in connection with ASC 805, Business Combinations. The $8.3 million of acquisition-related costs recorded during 2010 included $8.2 million charged to selling, general and administrative and $0.1 million charged to interest expense.

(h)	A goodwill impairment charge during the fourth quarter of 2010 in the amount of $1.0 billion related to our health management reporting unit and business segment.

(i)	A $60.1 million compensation charge associated with our acquisition of minority shares of Standard Diagnostics, Inc. during the fourth quarter of 2010.

(j)	$1.8 million of expense for both the year 2010 and 2009 GAAP results, respectively, recorded in connection with fair value adjustments to acquisition-related contingent consideration obligations in accordance with ASC 805, Business Combinations.

(k)	Expenses of $0.3 million ($0.2 million, net of tax) and $1.8 million ($1.1 million, net of tax) for the year 2010 and 2009 GAAP results, respectively, incurred in connection with the sale of our vitamins and nutritional supplements business.

(l)	Amortization expense of $3.2 million ($2.4 million, net of tax) and a write-off in the amount of $1.7 million ($1.3 million, net of tax) relating to inventory write-ups attributable to operating results of non-controlling interests.

(m)	A $3.4 million gain associated with management’s decision to dispose of our Diamics, Inc. operations.

(n)	A $2.9 million net realized foreign currency gain associated with restricted cash established in connection with the acquisition of Concateno plc.

(o)	A $1.9 million compensation-related charge recorded in connection with the acquisition of Concateno plc.

(p)	A $0.3 million loss recorded in connection with the deferred payment of a portion of the ACON Second Territory Business purchase price consideration to be paid with our common stock.

(q)	A $0.7 million and $3.2 million fair value write-down in the fourth quarter of 2010 and 2009, respectively, recorded in connection with an idle facility.

(r)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g), (h), (i), (j), (m), (n), (o), (p) and (q).

(s)	For the year ended December 31, 2010, potential dilutive shares were not used in the calculation of diluted net income per common share under GAAP because inclusion thereof would be antidilutive.

(t)	Included in the weighted average diluted common shares for the calculation of net income per common share on a GAAP basis for the year ended December 31, 2009, are dilutive shares consisting of 1,395,000 common stock equivalent shares from the potential exercise of stock options and warrants. Potential dilutive shares consisting of 3,426,000 common stock equivalent shares from the potential conversion of convertible debt securities, 386,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and potential dilutive shares consisting of 11,066,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock were not included in the calculation of net income per common share on a GAAP basis for the year ended December 31, 2009 because inclusion thereof would be antidilutive.

(u)	Included in the weighted average diluted common shares for the calculation of net income per common share for the year ended December 31, 2010, on an adjusted cash basis, were dilutive shares consisting of 1,412,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,438,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,654,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock, 306,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business and 28,000 potentially issuable shares of common stock associated with contingent consideration arrangements. The diluted net income per common share calculation for the year ended December 31, 2010, on an adjusted cash basis, included the add back of interest expense related to the convertible debt of $2.8 million, the add back of $24.2 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.3 million resulting in net income available to common stockholders of $266.0 million for the year ended December 31, 2010.

(v)	Included in the weighted average diluted common shares for the calculation of net income per common share for the year ended December 31, 2009, on an adjusted cash basis, are dilutive shares consisting of 1,395,000 common stock equivalent shares from the potential exercise of stock options and warrants. Also included were potential dilutive shares consisting of 3,426,000 common stock equivalent shares from the potential conversion of convertible debt securities, 11,066,000 common stock equivalent shares from the potential conversion of Series B convertible preferred stock and 386,000 common stock equivalents from the potential settlement of a portion of the deferred purchase price consideration related to the ACON Second Territory Business. The diluted net income per common share calculation for the year ended December 31, 2009, on an adjusted cash basis, includes the add back of interest expense related to the convertible debt of $2.8 million, the add back of $23.0 million of preferred stock dividends related to the Series B convertible preferred stock and the add back of interest expense related to the ACON Second Territory Business of $0.4 million resulting in net income available to common stockholders of $255.1 million for the year ended December 31, 2009.

Alere Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	December 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$401,306	$492,773
Restricted cash	2,581	2,424
Marketable securities	2,094	947
Accounts receivable, net	397,148	354,453
Inventories, net	257,720	221,539
Prepaid expenses and other current assets	133,408	140,674
Assets held for sale	—	54,148

Total current assets	1,194,257	1,266,958

PROPERTY, PLANT AND EQUIPMENT, NET	390,510	324,388
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	4,567,064	5,193,429
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	178,543	159,217

Total assets	$6,330,374	$6,943,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$19,017	$19,869
Liabilities related to assets held for sale	—	11,558
Current portion of deferred gain on joint venture	288,378	—
Other current liabilities	475,463	406,587

Total current liabilities	782,858	438,014

LONG-TERM LIABILITIES:
Notes payable, net of current portion	2,379,968	2,129,455
Deferred tax liability	420,166	442,049
Other long-term liabilities	169,656	405,585

Total long-term liabilities	2,969,790	2,977,089

TOTAL EQUITY	2,577,726	3,528,889

Total liabilities and equity	$6,330,374	$6,943,992